Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-271612, 333-240257, 333-13175, 333-13173, 333-59832, 333-70710, 333-114958, 333-188448, 333-211203, 333-217616, and 333-258398) of Enviri Corporation of our report dated February 29, 2024 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 29, 2024